UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2007

INTER-TEL (DELAWARE), INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other events.

On July 2, 2007, Inter-Tel (Delaware), Incorporated issued a press release announcing that the Special Meeting of Stockholders to vote on the merger with Mitel Networks Corporation has been rescheduled for July 23, 2007 in Phoenix. The Board of Directors has set the close of business on July 9, 2007 as the Record Date for determining the Inter-Tel stockholders who are entitled to notice of and to vote at the Special Meeting. Details regarding the time and location of the Special Meeting and other relevant information will be included in supplemental proxy materials to be filed with the SEC and distributed to stockholders promptly after the July 9th Record Date.

The company also announced that if the Mitel merger is not approved, it will hold its 2007 Annual Meeting of Stockholders on September 12, 2007. The Board of Directors has set the close of business on August 6, 2007 as the Record Date for determining the Inter-Tel stockholders who are entitled to notice of and to vote at the Annual Meeting.

The press release issued by Inter-Tel is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated July 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED

Date: July 2, 2007	By:	/s/ Norman Stout
	Name:	Norman Stout
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 2, 2007